As filed with the Securities and Exchange Commission on May 16, 2008

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM S-8
 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SOLOMON TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	52-1812208
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14 Commerce Drive	06810
Danbury, CT	(Zip code)
(Address of principal executive offices)

SOLOMON TECHNOLOGIES, INC.
PETER W. DEVECCHIS, JR. SUPPLEMENTAL EMPLOYMENT AGREEMENT
BRYAN DELANO PROFESSIONAL SERVICES AGREEMENT
PATRICK ROWLAND PROFESSIONAL SERVICES AGREEMENT
JOHN IACOBELLI PROFESSIONAL SERVICES AGREEMENT
THOMAS KELL CONSULTING AGREEMENT

(Full title of the Agreements)

Gary M. Laskowski
Chairman of the Board
Solomon Technologies, Inc.
14 Commerce Drive
Danbury, CT 06810
(Name and address of agent for service)

(860) 828-2060
(Telephone number, including area code, of agent for service)

Copy to:
Richard A. Fisher, Esq.
Corporate Counsel
Solomon Technologies, Inc.
14 Commerce Drive
Danbury, CT 06810
(401) 245-5948

Calculation of Registration Fee

Title of securities to be registered	Amount to be	Proposed maximum	Proposed maximum	Amount of
	registered	offering price	aggregate	registration
		per share	offering price	fee
Common Stock that may be issued under the	4,571,200	$.04 (1)	$182,848	$7.19 (2)
Registrant's Peter W. DeVecchis, Jr. Supplemental
Employment Agreement, Bryan Delano Professional
Services Agreement Patrick Rowland Professional
Services Agreement; John Iacobell1 Professional
Services Agreement; and Thomas Kell Consulting
Agreement

(1) Represents the last sale price of our common stock May 20, 2008, as reported on the OTC Bulletin Board, in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act").

(2) The filing fee of $7.19 is being paid by credit against a filing fee in the amount of $193.90 paid in connection with a registration statement (File No. 333-146424) filed by Solomon Technologies, Inc. on October 1, 2007.

In accordance with the provisions of Rule 462 under the Securities Act, this registration statement will become effective upon filing with the Securities and Exchange Commission.

Pursuant to Rule 416 under the Securities Act, this registration statement also covers additional securities to be offered or issued in connection with terms that provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, dividends or similar transactions.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Agreement Information

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to the employee named in the Solomon Technologies, Inc. Peter W. DeVecchis, Jr. Supplemental Employment Agreement and the consultants named in the Solomon Technologies, Inc. Bryan Delano Professional Services Agreement, Patrick Rowland Professional Services Agreement, John Iacobelli Professional Services Agreement, and Thomas Kell Consulting Agreement (collectively, the "Agreements"), as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"), such documents are not required to be filed with the Commission as part of this Registration Statement. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other documents required to be delivered to the eligible employee pursuant to Rule 428(a) or additional information about the Agreements is available without charge by contacting:

Gary M. Laskowski
Chairman of the Board of Directors
Solomon Technologies, Inc.
14 Commerce Drive
Danbury, CT 06810
(860) 828-2060

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Commission are incorporated into this Registration Statement by reference:

(a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007;

(b) The Registrant's Current Report on Form 8-K/A filed with the Commission on May 8, 2008;

(c) The Registrant's Current Report on Form 8-K/A filed with the Commission on May 19, 2008;

(d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2008; and

(e) The description of the Registrant's common stock, par value $.001 per share, contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on December 30, 2003, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of each such report or other document.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the registrant’s certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the registrant or its stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or
•	for any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the registrant’s bylaws provide that:

•	the registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law;
•	the registrant may indemnify its other officers, employees and consultants to the extent permitted by the Delaware General Corporation Law;
•	the registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding, subject to certain limited exceptions; and
•	the rights conferred in the bylaws are not exclusive.

The Registrant has obtained directors' and officers' insurance to cover its directors and officers for certain liabilities, including coverage for public securities matters.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

5.1 Opinion of Richard A. Fisher, Esq., filed herewith.

23.1 Consent of Eisner LLP filed herewith.

23.2 Consent of UHY LLP filed herewith.

23.3 Consent of Richard A. Fisher, Esq. (contained in the opinion filed as Exhibit 5.1).

24 Powers of Attorney (included on signature page).

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which it offers or sell securities, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) to include any additional or changed material information on the plan of distribution;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required in a post-effective amendment is incorporated by reference from periodic reports filed with the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act.

(2) That, for the purpose of determining any liability under the Securities Act, the undersigned will treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury in the State of Connecticut on May 16, 2008.

SOLOMON TECHNOLOGIES, INC.

By: /s/ Gary M. Laskowki Gary M. Laskowki Acting Principal Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below hereby severally constitutes and appoints Gary M. Laskowski and Samuel Occhipinti and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary M. Laskowski	Chairman of the Board	May 16, 2008
Gary M. Laskowski	(Acting Principal Executive Officer)

/s/ Sam Occhipinti	Chief Financial Officer	May 16, 2008
Sam Occhipinti	(Principal Financial and Accounting Officer)

/s/ Jonathan Betts	Director	May 16, 2008
Jonathan Betts

/s/ Michael D'Amelio	Director	May 16, 2008
Michael D'Amelio

/s/ Duane L. Crisco	Director	May 16, 2008
Duane L. Crisco

/s/ Thomas A. Kell	Director	May 16, 2008
Thomas A. Kell

/s/ Kenneth M. Przysiecki	Director	May 16, 2008
Kenneth M. Przysiecki

/s/ Shannon LeRoy	Director	May 16, 2008
D. Shannon LeRoy

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Richard A. Fisher, Esq., filed herewith.
23.1	Consent of Eisner LLP filed herewith
23.2	Consent of UHY LLP filed herewith.
23.3	Consent of Richard A. Fisher, Esq (contained in the opinion filed as Exhibit 5.1).
24	Powers of Attorney (included on signature page).